Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Granite Construction Incorporated (the “Company”) does hereby certify that, to such officers’ knowledge:

(i) The quarterly report on Form 10-Q for the quarter ended September 30, 2021 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company as of and for the periods expressed in the quarterly report on Form 10-Q.

Dated:	October 28, 2021	/s/ Kyle T. Larkin
Kyle T. Larkin
Chief Executive Officer and President (Principal Executive Officer)

Dated:	October 28, 2021	/s/ Elizabeth L. Curtis
Elizabeth L. Curtis
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Granite Construction Incorporated and will be retained by Granite Construction Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.